                                                                     EXHIBIT 3.5

                   CERTIFICATE OF CORRECTION FILED TO CORRECT

                  A CERTAIN ERROR IN THE ARTICLES OF AMENDMENT

                    TO THE ARTICLE OF INCORPORATION FILED IN

                    THE OFFICE OF THE SECRETARY OF STATE OF

                                   LOUISIANA

     Hollywood Casino-Lake Charles, Inc., a corporation organized and existing under by virtue of the General Corporation Law of the State or Louisiana.

     DOES HEREBY CERTIFY:

     1.  The name of the corporation is:  HWCC-LOUISIANA, INC.
     2. That the Articles of Amendment to the Articles of Incorporation was filed by the Secretary of State of Louisiana on July 26, 1995 and that said amendment requires correction.
     3. The inaccuracy or defect of said Amendment to be corrected is as follows:

           The Amendment to the Articles of Incorporation was filed with a typographic error, stating the name of the corporation is: HWWC-LOUISIANA, INC., instead of the Amendment stating the name of the corporation is: HWCC-LOUISIANA, INC.

     4. Article One of the Articles of Amendment to the Articles of Incorporation, which was effective on July 26, 1995, should have read: The name of the corporation is: HWCC-LOUISIANA, INC.

     IN WITNESS WHEREOF, said HWCC-LOUISIANA, INC. has caused the Certificate of Correction to be signed by Jack E. Pratt, its President and William D. Pratt, its Secretary this 5th day of October, 1995.


                                     /s/ JACK E. PRATT
                                    ---------------------------
                                    Jack E. Pratt, President


                                     /s/ WILLIAM D. PRATT
                                    ---------------------------
                                    William D. Pratt, Secretary

On this 5th day of October, 1995, personally appeared before me Jack E. Pratt and William D. Pratt, who being by me first duly sworn declared that they are the President and Secretary of the above named corporation, and that the statements contained therein are true.



                                      /s/ EVELYN JOHNSTONE
                                     --------------------------
                                             Notary

                            ARTICLES OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                      HOLLYWOOD CASINO-LAKE CHARLES, INC.
                      -----------------------------------

     Hollywood Casino-Lake Charles, Inc., a Louisiana corporation (the "Corporation") having its registered office in Baton Rouge, Louisiana, hereby certifies to the Secretary of State of Louisiana as follows:

          (1) Article First of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows

               "FIRST:  The name of the corporation is


                    HWWC-Louisiana, Inc."

          (2) In lieu of a meeting and vote of shareholders, the sole shareholder of the Corporation has given written consent to these Articles of Amendment in accordance with the provisions of R.S. 12:76, La. Rev. Stats., 1950.

     IN WITNESS WHEREOF, these Articles of Amendment have been executed on behalf of the Corporation by Jack E. Pratt, its President, and William D. Pratt, its Secretary, on this 25th day of July, 1995.

                                    HOLLYWOOD CASINO-LAKE CHARLES, INC., a
                                    Louisiana corporation



                                    By:  /s/ JACK E. PRATT
                                        -----------------------
                                        Name:  Jack E. Pratt
                                        Title:  President

                                    By:  /s/ WILLIAM D. PRATT
                                        -----------------------
                                        Name:  William D. Pratt
                                        Title:  Secretary

THE STATE OF TEXAS

COUNTY OF DALLAS

     BE IT KNOWN that on this 25th day of July, 1995, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, there came and appeared Jack E. Pratt, known to me, Notary, and known by me to be the President of Hollywood Casino-Lake Charles, Inc., who signed the within and foregoing instrument before me and who acknowledged to me, Notary, that he signed, executed, and delivered said instrument in his capacity as President of Hollywood Casino-Lake Charles, Inc. for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF the said appearer has signed these presents and I have hereunto affixed my official hand and seal, on the day and date first herein above written, after due reading of the whole.


                                     /s/ JACK E. PRATT
                                    ---------------------
                                    Jack E. Pratt

(NOTARIAL SEAL)



                        /s/ SANDRA J. CHAPEL
                       -----------------------
                            NOTARY PUBLIC

THE STATE OF TEXAS

COUNTY OF DALLAS

     BE IT KNOWN that on this 25th day of July, 1995, before me the undersigned, a Notary Public in and for the County and State aforesaid, duly commissioned and qualified, there came and appeared William D. Pratt, known to me, Notary, and known by me to be the Secretary of Hollywood Casino-Lake Charles, Inc., who signed the within and foregoing instrument before me and who acknowledged to me, Notary, that he signed, executed, and delivered said instrument in his capacity as Secretary of Hollywood Casino-Lake Charles, Inc. for the uses and purposes therein set forth and apparent.

     IN WITNESS WHEREOF the said appearer has signed these presents and I have hereunto affixed my office hand and seal, on the day and date first herein above written, after due reading of the whole.



                                     /s/ WILLIAM D. PRATT
                                    -----------------------
                                    William D. Pratt

(NOTARIAL SEAL)



                            /s/ SANDRA J. CHAPEL
                           ------------------------
                                 NOTARY PUBLIC

                           ARTICLES OF INCORPORATION

                                      OF

                     Hollywood Casino - Lake Charles, Inc.

                                   -ooOoo--

          We, the undersigned, each capable of contracting, for the purpose of forming a corporation pursuant to Chapter 1 of Title 12 of the Louisiana Revised Statutes, do hereby certify:

          FIRST:  The name of the corporation is
              Hollywood Casino - Lake Charles, Inc.

          SECOND: The purposes for which this corporation is formed are as follows:

          To engage in any lawful activity for which corporations may be formed under the Louisiana Business corporation Law.

          To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and with, goods, wares and merchandise and personal property of every class and description;

          To acquire, and pay for in cash, stock or bonds of this corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation;

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and Privileges, inventions, improvements and processes, copy-rights, trade-marks and trade names, relating to or useful in connection with any business of this corporation;

          To carry on any of the businesses herein enumerated as principal, factor, agent, commission merchant or broker;

          To borrow money, and to issue, sell, pledge or otherwise dispose of the bonds, debentures, promissory notes, bills of allonge and other obligations and evidences of indebtedness of the corporation, from time to time, for any of the objects or purposes of the corporation, and to secure the same by mortgage, pledge, or any other hypothecation of any kind of property of the corporation;

          To purchase, subscribe for, use, take or otherwise acquire, hold as investment or otherwise enjoy, and to sell, alienate, exchange, deal in, deal with, guarantee, mortgage, encumber, pledge or otherwise hypothecate or otherwise dispose of shares, stocks, bonds, debentures, promissory notes, certificates of beneficial interest, obligations and securities of any person, association, partnership, joint venture, firm or corporation whatsoever, and while the owner thereof to exercise and enjoy all the rights, powers and privileges incident to perfect ownership thereof, including expressly the right to vote on any shares of stock;

          To lend and advance money to such persons, firms, partnerships, joint ventures, associations and corporations, and on such terms as may seem expedient, and to customers of, and persons having dealings with this corporation, in open account, unsecured or secured by goods, wares and merchandise or lands and real estate, or otherwise howsoever;

          To aid by loan of money, property or credit, or in any other lawful manner, any person, partnership, joint venture, firm or association or corporation of which the stocks, bonds or other securities or evidences of indebtedness are held by this corporation, and to do any and all lawful acts or things designed to protect, preserve, improve or enhance the value of any such stocks, bonds, securities or evidences of indebtedness;

          To guarantee dividends on the shares of the capital stock of any corporation in which this corporation at any time may have an interest, and to endorse or otherwise guarantee the principal and interest of the notes, bonds, debentures or other evidences of indebtedness created or to be created by any corporation, person, partnership, joint venture, firm or association.

          To purchase, lease or otherwise acquire, own, hold, improve, use, lease to others, sell, mortgage, encumber, pledge, alienate, or otherwise dispose of and generally to deal in and with real estate, and the fixtures and personal property incidental thereto or connected therewith, and any and all lands, tenements, hereditaments or any interest therein, and

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, use, mortgage, encumber, sell, alienate, convey, or otherwise dispose of real and personal property of every class and description in any of the States, Districts, Territories or Colonies of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory, Colony or Country.

          The foregoing clauses shall be construed both as purposes and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers and purposes shall not be held to restrict or limit in any manner the general powers or purposes of this corporation. In general, to carry on any other business in connection with or related or incidental to the foregoing, whether manufacturing or otherwise, permitted by law; to have and exercise all the powers conferred by present or future laws of Louisiana upon corporations formed for any or all of the purposes aforesaid, and to do any or all of the things herein set forth to the same extent as natural persons might or could do.

          THIRD:  The duration of the corporation is perpetual.

          FOURTH: The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) of the par value of One Dollar ($1.00) each.

          FIFTH: The full name and post office address of each incorporator is as follows:

NAME                     ADDRESS
----                     -------
Marjorie S. Green        350 N. St. Paul Street
                         Dallas, TX 75201

Jeffrey P. Goins         350 N. St. Paul Street
                         Dallas, TX 75201

          SIXTH: Any director absent from a meeting of the board or any committee thereof, may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of the absent director.

          SEVENTH: Whenever by any provision of law, the articles or the by-laws, the affirmative vote of shareholders is required to authorize or constitute corporate action, the consent in writing to such corporate action signed by all of the shareholders having voting power on the particular question, shall be sufficient for the purpose, without necessity for a meeting of shareholders.

          Such a consent may be signed by fewer than all of the shareholders having voting power on any question, the consent need be signed only by shareholders holding that proportion of the total voting power on the question which is required by the by-laws or by law whichever requirement is higher.

          EIGHTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          IN WITNESS WHEREOF, we the undersigned, each capable of contracting, have hereunto affixed our signatures on this 19th day of April, 1993.



                                       /s/ MARJORIE S. GREEN
                                      ------------------------
                                      Marjorie S. Green


                                       /s/ JEFFREY P. GOINS
                                      ------------------------
                                      Jeffrey P. Goins

STATE OF TEXAS.

COUNTY OF DALLAS.

          BE IT KNOWN, that on this 19th day of the month of April, in the year of our Lord, 1993, before me, the undersigned, a Notary Public in and for the County and State aforesaid duly commissioned and qualified, there came and appeared Jeffrey P. Goins known to me, Notary, and known by me to be one of the persons whose names appear upon the foregoing instrument and said appearer declared and acknowledged unto me, Notary, that he executed the said instrument for the uses and purposes therein set forth and apparent.

          IN WITNESS WHEREOF, said appearer has signed these presents, and I have hereunto set my official hand and seal on the day and date first hereinabove written.



                                        /s/ JEFFREY P. GOINS
                                       ------------------------
                                       Jeffrey P. Goins


                            ----------------------
                                 Notary Public

(NOTARIAL SEAL)